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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Ongard Systems, Inc. dated January 1, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to an in accordance with the provisions of Rule 13d- 1(f) under the Securities Exchange Act of 1934.

Date:  January 1, 1997                  SOROS FUND MANAGEMENT LLC


                                        By:  /S/ SEAN C. WARREN
                                            ------------------------
                                            Sean C. Warren
                                            Managing Director


                                        GEORGE SOROS


                                        By:  /S/ SEAN C. WARREN
                                            ------------------------
                                            Sean C. Warren
                                            Attorney-in-Fact


                                        STANLEY F. DRUCKENMILLER


                                        By:  /S/ SEAN C. WARREN
                                            ------------------------
                                            Sean C. Warren
                                            Attorney-in-Fact